EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2/A of our report dated February 1, 2005, relating to the financial statements of Procera Networks, Inc. for the year ended January 2, 2005 appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California

April 25, 2005
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